Exhibit 10.7
     THIS BUSINESS CONSULTANT AGREEMENT (“Agreement”) is entered into this 1st day of August, 2005, between WHITE MOUNTAIN TITANIUM CORPORATION, a Nevada corporation, with its principal operating offices located at Santiago, Chile (hereinafter referred to as the “Company”), and CROSBY ENTERPRISES, INC., Washington Corporation with its principal offices located at P.O. Box 2056, Walla Walla, WA 99362 (hereinafter “CE”).
1.	Consulting Services
     The Company hereby engages CE to perform the financial consulting and public relations services listed below on the terms and conditions set forth in this Agreement:
     (a) Introduce the Company to investment bankers, market makers, stockbrokers, private investors, hedge funds, and other financing or marketing sources designed to both raise capital and create a public market for the Company’s shares;
     (b) Meet with the appropriate existing and potential shareholder groups to create and broaden a shareholder base for the Company;
     (c) Initiate and negotiate on behalf of the Company to explore potential transactions which may involve a public or private offering of equity;
     (d) Analyze and evaluate the projected financial performance of the Company;
     (e) Assist in the formulation of a strategy for discussions with and the presentation of a transaction proposal to any interested parties;
     The Company acknowledges that CE is not a registered broker-dealer and that CE cannot, and shall not be required hereunder to engage in the offer or sale of securities on behalf of the Company. While CE has relationships and contacts with various investors, broker-dealers, and investment funds, CE’s participation in the actual offer or sale of the Company securities shall be limited to that of an advisor to the Company and a “finder” of investors, broker-dealers and funds. The Company acknowledges and agrees that the solicitation and consummation of any purchases of the Company’s securities shall be handled by the Company or one or more NASD member firms engaged by the Company for such purpose.
2.	Term of Agreement
     The term of this Agreement shalt commence upon signing and shall continue for a period of five (5) months, with an option to renew upon the agreement of both parties.
3.	Compensation
     Upon signing this agreement, the Company shall pay a sum of $12,000 on the last day of each month for the duration of this agreement. Authorized travel and other expenses in connection with this agreement shall also be reimbursed.
     In addition, the Company will grant CE the following option:
     200,000 common shares @ $1.25 exercisable until 08/01/2009.
This option issued will subject to, at all times, the rules and regulations of the SEC, the Toronto Stock Exchange and the Company’s own stock option plan as relates to service providers.
4.	Miscellaneous
     4.1 Further Actions. At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.
     4.2 Entire Agreement; Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by the party to be bound.
     4.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States), or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice given to any corporate party shall be addressed to the attention of the Corporation Secretary. Any notice of other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party’s address which will be deemed given at the time of receipt thereof.
     4.4 Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and, in the case of a corporate party, be authorized by a resolution of the board of directors or by an officer of the waiving party.
     4.5 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the Company and CE and their respective successors and assigns; provided, however, that any assignment by any party of its rights under this Agreement without the written consent of the other party shall be void.

     4.6 Severability. If any provisions of this Agreement are invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to any other persons and circumstances.
     4.7 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.
     4.8 Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Washington, without giving effect to conflict of laws.
     4.9 Attorney’s Fees. In the event of a dispute with respect to this Agreement, the prevailing party shall be entitled to its reasonable attorney’s fees and other costs and expenses incurred in litigating or otherwise resolving or settling such dispute.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

/s/ Howard Crosby	/s/ Michael P. Kurtanjek

Howard Crosby	Michael P. Kurtanjek
President	President
CROSBY ENTERPRISES, INC.	WHITE MOUNTAIN TITANIUM CORPORATION

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